   As filed with the Securities and Exchange Commission on December 1, 2000



                                                      Registration No. 333-23123

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                          POST-EFFECTIVE AMENDMENT NO.1
                                       to

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                   ----------

                             MULTIMEDIA GAMES, INC.

             (Exact name of registrant as specified in its charter)

                                   ----------

                 Texas                                           74-2611034
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

                                   ----------


   8900 Shoal Creek Blvd., Suite 300                               78757
             Austin, Texas                                       (Zip Code)
(Address of principal executive offices)


                                   ----------


                    1993 Salaried Employee Participation Plan
                         1994 Employee Stock Option Plan
                         1994 Director Stock Option Plan
                            1996 Stock Incentive Plan
                              (Full title of plan)


                                   ----------


                           Clifton E. Lind, President
                             Multimedia Games, Inc.
                        8900 Shoal Creek Blvd., Suite 300
                               Austin, Texas 78758
                                 (512) 371-7100
 (Name, address and telephone number, including area code, of agent for service)


                                   ----------

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                    PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM
    TITLE OF                  AMOUNT                OFFERING              AGGREGATE             AMOUNT OF
 SECURITIES TO                TO BE                  PRICE                OFFERING             REGISTRATION
 BE REGISTERED              REGISTERED              PER UNIT*              PRICE*                  FEE*
-----------------------------------------------------------------------------------------------------------
Common Stock,
 ($.01 par value)           989,895**               $ 6.375               $1,593,750.00         $ 421.00**
===========================================================================================================


----------


*  Estimated pursuant to rule 457(c).

** See the "Explanatory Statement" below. Includes awards that may be granted pursuant to the foregoing Plans and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such Plans.



================================================================================

                              EXPLANATORY STATEMENT

     On March 11, 1997, the Registrant filed a Registration Statement on Form S-8 (File No. 333-23123) registering 739,895 shares of its Common Stock, $.01 par value, pursuant to the foregoing Plans. On March 1, 1999, the Registrant amended its 1996 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 250,000 shares. This Post-Effective Amendment relates to such increase and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.

     Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-23123), filed with the Commission on March 11, 1997, are incorporated herein by reference.





                                     PART I


               INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S_8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                             Multimedia Games, Inc.
                      8900 Shoal Creek Boulevard, Suite 300
                               Austin, Texas 78758
                                 (512) 371-7100
                           Clifton E. Lind, President


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     Not required to be filed with this Post-Effective Amendment pursuant to General Instruction E for registration statements on Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.


     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     None


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Not required to be filed with this Post-Effective Amendment pursuant to General Instruction E for registration statements on Form S-8.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


     Not applicable.


ITEM 8.  EXHIBITS.


    Exhibit No.                              Title
    -----------                              -----

        5.1      Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
       23.1      Consent of BDO Seidman, LLP
       23.2      Consent of PricewaterhouseCoopers, LLP
       23.3 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)
       24.1      Power of Attorney (included on page 5)



ITEM 9.  UNDERTAKINGS.

     Not required to be filed with this Post-Effective Amendment pursuant to General Instruction E for registration statements on Form S-8.


                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_8 and has duly caused this Post-Effective Amendment to Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 30th day of November, 2000.



                                        MULTIMEDIA GAMES, INC.


                                        By: /s/ Clifton E. Lind
                                            -----------------------------------
                                            Name: Clifton E. Lind
                                            Title: President

                                POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Clifton E. Lind and Frank W. Rehanek, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Multimedia Games, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Gordon T. Graves                     Chairman of the Board,
--------------------------------         Chief Executive Officer
Gordon T. Graves                         and Director                           Dated: November 30, 2000

/s/ Clifton E. Lind                      President, Chief Operating
--------------------------------         Officer and Director                   Dated: November 30, 2000
Clifton E. Lind

/s/ Frank W. Rehanek, Jr.                Controller and
-------------------------------          Principal Financial Officer            Dated: November 30, 2000
Frank W. Rehanek, Jr.

/s/ Larry D. Montgomery                  Vice Chairman of the
-------------------------------          Board and Director                     Dated: November 30, 2000
Larry D. Montgomery

/s/ Thomas W. Sarnoff                    Director                               Dated: November 30, 2000
-------------------------------
Thomas W. Sarnoff

/s/ Ali P. Alizadeh                      Director                               Dated: November 30, 2000
-------------------------------
Ali P. Alizadeh

/s/ John Winkelman                       Director                               Dated: November 30, 2000
-------------------------------
John Winkelman

                               INDEX TO EXHIBITS


    EXHIBIT
    NUMBER       DESCRIPTION
    -------      -----------
        5.1      Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
       23.1      Consent of BDO Seidman, LLP
       23.2      Consent of PricewaterhouseCoopers, LLP
       23.3      Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 (included in Exhibit 5.1)
       24.1      Power of Attorney (included on page 5)